Exhibit 99.1

Digital River Announces Third Quarter 2009 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--November 3, 2009--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its third quarter financial results.

Third Quarter Ended Sept. 30, 2009

GAAP Results
Third quarter revenue totaled $99.4 million, compared to $96.3 million during the same period in 2008. These results exceeded management’s third quarter revenue guidance of $96.5 - $98.5 million.

Third quarter GAAP net income was $11.0 million, or $0.29 per diluted share. This compared to GAAP net income of $15.6 million, or $0.39 per diluted share, in the third quarter of 2008. These results were consistent with management’s third quarter earnings guidance of $0.26 - $0.29 per diluted share.

Non-GAAP Results
Third quarter non-GAAP net income was $15.9 million, or $0.42 per diluted share. This compared to non-GAAP net income of $19.2 million, or $0.46 per diluted share, in the third quarter of 2008. These results exceeded management’s third quarter earnings guidance of $0.38 - $0.41 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the company’s statement of income, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our third quarter revenue and earnings results exceeded our expectations,” said Joel Ronning, Digital River’s CEO. “Our performance was supported by accelerating top-line growth in software, consumer electronics and games – markets where we continue to expand existing client relationships and close new business. While Symantec’s decision to move its e-commerce platform in-house was disappointing, we believe these third quarter results continue to demonstrate the strength of our overall business and value proposition. We remain confident in the future prospects for our business and in our ability to take the actions necessary to continue to drive growth and profitability.”

2009 Guidance
Digital River continues to work on its business plans in response to Symantec’s decision to not renew its e-commerce contract, which expires on June 30, 2010. While Digital River does not have complete visibility into Symantec’s transition plans and is still assessing the impact to its business, Digital River’s expectation for forward-looking guidance for the quarter ending Dec. 31, 2009, is as follows:

Fourth Quarter

  Total revenue of $94 - $98 million;
    Revenue related to Symantec products is expected to be between $19 - $22 million;
    Revenue, excluding Symantec, is expected to be approximately $75 - $76 million, representing year-over-year growth rates of 16 - 18 percent;
  GAAP diluted net income per share of $0.18 - $0.22, assuming a 25 percent tax rate; and
  Non-GAAP diluted net income per share of $0.30 - $0.34, assuming a 27 percent tax rate.

Full Year

  Revenue of approximately $393 - $397 million.
  GAAP diluted net income per share of $1.23 - $1.27, assuming a 25.5 percent tax rate; and
  Non-GAAP diluted net income per share of $1.69 - $1.73, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EST to discuss third quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/2009/investorrelations/. Alternatively, a live broadcast of the call may be heard by dialing (888) 218-6314 inside the United States or Canada, or by calling +1 (706) 634-9714 from international locations and using conference ID # 35972613. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call +1 952-253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the extent and timing by Symantec of the migration of business to its in-house solution; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and Form 10-K/A for the year ended Dec. 31, 2008. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K, Form 10-K/A and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding fourth quarter and full year 2009 reflect Digital River’s expectations as of Nov. 3, 2009. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	September 30,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$396,421	$490,335
Short-term investments	14,939	10,000
Accounts receivable, net	51,574	53,216
Deferred income taxes	7,654	7,613
Prepaid expenses and other	16,000	42,522
Total current assets	486,588	603,686
Property and equipment, net	54,420	41,733
Goodwill	278,682	273,788
Intangible assets, net	27,697	32,222
Long-term investments	94,335	93,213
Deferred income taxes	23,063	24,824
Other assets	2,459	786
Total assets	$967,244	$1,070,252
Liabilities and stockholders' equity
Current liabilities
Convertible senior notes	$-	$186,195
Accounts payable	196,969	184,361
Accrued payroll	14,968	14,841
Deferred revenue	17,693	13,651
Accrued acquisition liabilities	43	3,278
Other accrued liabilities	37,365	41,336
Total current liabilities	267,038	443,662
Non-current liabilities
Convertible senior notes	8,805	8,805
Other liabilities	15,001	15,712
Total non-current liabilities	23,806	24,517
Total liabilities	290,844	468,179
Stockholders' equity
Common stock	448	432
Treasury stock	(216,738)	(216,163)
Additional paid-in capital	641,811	623,778
Retained earnings	228,499	189,096
Accumulated other comprehensive income	22,380	4,930
Stockholders' equity	676,400	602,073
Total liabilities and stockholders' equity	$967,244	$1,070,252

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$99,419	$96,301	$298,914	$298,309
Costs and expenses (exclusive of depreciation
and amortization expense shown separately below):
Direct cost of services	4,582	3,913	12,475	12,557
Network and infrastructure	11,786	10,552	33,062	31,136
Sales and marketing	38,073	35,419	115,709	114,396
Product research and development	14,134	12,993	39,605	38,737
General and administrative	9,319	9,861	28,280	30,939
Depreciation and amortization	5,162	4,047	13,635	11,838
Amortization of acquisition-related intangibles	1,800	2,001	5,719	6,347
Total costs and expenses	84,856	78,786	248,485	245,950
Income from operations	14,563	17,515	50,429	52,359
Interest income	557	4,513	2,508	15,057
Other income (expense), net	264	(1,387)	(9)	(3,789)
Income before income tax expense	15,384	20,641	52,928	63,627
Income tax expense	4,341	5,007	13,525	16,491
Net income	$11,043	$15,634	$39,403	$47,136

Net income per share - basic	$0.30	$0.43	$1.07	$1.27
Net income per share - diluted	$0.29	$0.39	$1.05	$1.15
Shares used in per share calculation - basic	37,151	36,495	36,899	37,186
Shares used in per share calculation - diluted	38,093	41,620	37,599	42,203

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP net income	$11,043	$15,634	$39,403	$47,136
Add back debt interest expense and issuance cost
amortization, net of tax benefit	21	435	63	1,304
Adjusted net income for GAAP EPS calculation	$11,064	$16,069	$39,466	$48,440

Net income per share - diluted	$0.29	$0.39	$1.05	$1.15
Shares used in per share calculation - diluted	38,093	41,620	37,599	42,203

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2009	2008
Operating Activities:
Net income	$39,403	$47,136
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	5,719	6,347
Change in accounts receivable allowance, net of acquisitions	216	632
Depreciation and amortization	13,635	11,838
Stock-based compensation expense	13,256	10,161
Excess tax benefits from stock-based compensation	(615)	(1,685)
Deferred and other income taxes	2,466	6,927
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	2,141	10,204
Prepaid and other assets	20,601	(7,819)
Accounts payable	10,219	1,310
Deferred revenue	3,833	1,789
Income tax payable	1,900	(10,289)
Other accrued liabilities	(6,568)	39
Net cash provided by operating activities	106,206	76,590

Investing Activities:
Purchases of investments	(17,279)	(460,549)
Sales of investments	17,600	516,108
Cash paid for acquisitions, net of cash received	(4,445)	(22,221)
Purchases of equipment and capitalized software	(26,143)	(15,169)
Net cash (used in)/provided by investing activities	(30,267)	18,169

Financing Activities:
Cash paid for convertible senior notes	(186,660)	-
Exercise of stock options	9,133	6,841
Sales of common stock under employee stock purchase plan	1,336	1,446
Repurchase of common stock	-	(137,858)
Repurchase of restricted stock to satisfy tax withholding obligation	(575)	(387)
Excess tax benefits from stock-based compensation	615	1,685
Net cash used in financing activities	(176,151)	(128,273)
Effect of exchange rate changes on cash	6,298	(3,025)
Net decrease in cash and cash equivalents	(93,914)	(36,539)
Cash and cash equivalents, beginning of period	490,335	381,788

Cash and cash equivalents, end of period	$396,421	$345,249

Cash paid for interest on convertible senior notes	$1,274	$2,438

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008

GAAP pre-tax income	$26,114	$16,872	$20,641	$22,644	$86,271

Add back: amortization of acquisition-related intangibles	2,176	2,170	2,001	2,044	8,391
Add back: stock-based compensation expense	3,031	3,507	3,623	2,387	12,548
Non-GAAP pre-tax income	31,321	22,549	26,265	27,075	107,210
Income tax expense @ 27%	8,457	6,088	7,092	7,310	28,947
Non-GAAP net income	$22,864	$16,461	$19,173	$19,765	$78,263

Non-GAAP net income per share - diluted	$0.53	$0.40	$0.46	$0.48	$1.86

Shares used in per share calculation - diluted	43,506	41,647	41,620	41,395	42,106

					Nine months
	Three months ended				ended
	March 31,	June 30,	September 30,		September 30,
	2009	2009	2009		2009
GAAP pre-tax income	$22,759	$14,785	$15,384		$52,928

Add back: amortization of acquisition-related intangibles	2,003	1,916	1,800		5,719
Add back: stock-based compensation expense	3,711	4,887	4,658		13,256
Non-GAAP pre-tax income	28,473	21,588	21,842		71,903
Income tax expense @ 27%	7,688	5,828	5,897		19,413
Non-GAAP net income	$20,785	$15,760	$15,945		$52,490

Non-GAAP net income per share - diluted	$0.56	$0.42	$0.42		$1.40

Shares used in per share calculation - diluted	37,227	37,781	38,093		37,599

Breakdown of stock-based compensation expense
					Nine months
	Three months ended				ended
	March 31,	June 30,	September 30,		September 30,
	2009	2009	2009		2009
Direct cost of services	$169	$172	$160		$501
Network and infrastructure	113	207	215		535
Sales and marketing	1,517	1,643	1,704		4,864
Product research and development	456	622	670		1,748
General and administrative	1,456	2,243	1,909		5,608
Total	$3,711	$4,887	$4,658		$13,256

Non-GAAP Guidance Reconciliation
	Q4 - 2009 Guidance
	Low	High
Expected GAAP net income per share - diluted	$0.18	$0.22
Add back amortization of acquisition-related costs	0.05	0.05
Add back stock-based compensation expense	0.12	0.12
Tax variability	(0.05)	(0.05)
Expected non-GAAP diluted net income per share	$0.30	$0.34

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Senior Director, Public Relations
gdyrek@digitalriver.com